EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-146956) of GlenRose Instruments Inc. of our report dated March 23, 2012, relating to the Company’s consolidated financial statements as of and for the fiscal years ending December 25, 2011 and December 26, 2010, which appear in this Annual Report on Form 10-K of GlenRose Instruments Inc. for the year ended December 25, 2011.

/s/ MCGLADREY & PULLEN, LLP
McGladrey & Pullen, LLP

Boston, Massachusetts
March 23, 2012